UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIOMX INC.

22 Einstein St., 4th Floor

Ness Ziona 7414003, Israel

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 21, 2025

EXPLANATORY NOTE

On March 27, 2025, BiomX Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held online on April 21, 2025, at 8:00 a.m. Eastern Time. As previously disclosed, the board of directors of the Company has fixed the close of business on March 17, 2025, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct inadvertent errors in the disclosures on which stockholders are eligible to vote on the proposals and the number of shares of Series X Preferred Stock issued and outstanding as of the Record Date. These changes affect the disclosures as reported on page 2 of the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. No changes have been made in the proposals to be voted on by the stockholders at the Special Meeting. The close of business on March 17, 2025, will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

The following text replaces, in its entirety, the text on page 2 of the Proxy Statement appearing below “How many votes can be cast by all stockholders?”

As of March 17, 2025, there were (i) 24,966,053 shares of our Common Stock issued and outstanding, 18,176,661 of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting and (ii) 147,735 shares of our Series X Preferred Stock issued and outstanding, none of which are entitled to vote with respect to any matters to be acted upon at the Special Meeting.

Stockholders who participated in the Offering can only vote on Proposal 1 with shares of Common Stock, if any, such stockholders held prior to the Offering. For the avoidance of doubt, stockholders who did not hold shares of our Common Stock prior to the Offering and received shares of our Common Stock in the Offering cannot vote on Proposal 1. Each outstanding share of our Common Stock is entitled to one vote on each matter considered at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2025:

Copies of this Supplement, the Proxy Statement, Notice of the Special Meeting and all other proxy materials are available for viewing, printing and downloading at www.proxyvote.com.